PBF Logistics Increases Quarterly Distribution to $0.44 per Common Unit and
Announces Third Quarter 2016 Earnings Results

•	Completed drop-down acquisition of 50 percent interest in Torrance Valley Pipeline Company

•	Successfully raised net proceeds of approximately $87 million through a common unit equity offering

•	Third quarter net income of $18.4 million, or $0.50 per common unit, and EBITDA attributable to PBFX of $31.5 million

•	Increased quarterly distribution to $0.44 per common unit, representing a 47% increase versus the Partnership’s minimum quarterly distribution and eighth consecutive distribution increase

PARSIPPANY, NJ – October 28, 2016 – PBF Logistics LP (NYSE:PBFX, the “Partnership”) announced today third quarter 2016 net income of $18.4 million, or $0.50 per common unit. During the quarter, the Partnership generated cash from operations of approximately $25.8 million, earnings before interest, income taxes, depreciation, and amortization (“EBITDA”) of $31.5 million and distributable cash flow of $25.1 million. Included in our general and administrative expenses for the third quarter are $1.3 million, or $0.03 per common unit, of transaction expenses related to asset acquisitions.

“The Partnership continued to execute its growth strategy with the acquisition of the Torrance Valley pipeline interests in September. The Torrance Valley pipeline is the primary crude oil supply delivery method for PBF Energy's Torrance refinery and further diversifies and expands the Partnership's revenue base,” said PBF Logistics GP LLC Chief Executive Officer, Tom Nimbley. “In light of our continued growth, we are pleased that the board of directors approved another increase in our quarterly distribution to $0.44 per common unit.”

Mr. Nimbley continued, “As announced today, our Chief Financial Officer, Erik Young, has been appointed to our general partner's board of directors. Erik has contributed significantly to the Partnership's growth and success and will be a valuable asset to the PBF Logistics GP board.”

As of September 30, 2016, the Partnership had approximately $231 million of liquidity, including $44 million in cash and cash equivalents and access to approximately $187 million under its existing revolving credit facility. The Partnership intends to use its financial resources to fund organic growth projects at the Partnership and future drop-down and third-party acquisitions.

Equity Offering and Torrance Valley Pipeline Company Acquisition
On August 11, 2016, the Partnership launched an underwritten public equity offering which resulted in the successful sale of 4,375,000 common units, including a partial exercise of the underwriter's option to purchase additional common units. Total net proceeds (after underwriter’s discounts and commissions) of the offering were approximately $87 million. The offering closed on August 17, 2016. The Partnership used the net proceeds from this offering to fund a portion of the $175.0 million purchase price for the 50 percent interest in Torrance Valley Pipeline Company LLC (“TVPC”).

TVPC owns the 189-mile San Joaquin Valley Pipeline system with a throughput capacity of approximately 110,000 barrels per day. The system, segregated into two parts, Northern and Southern portions, is comprised of the M55, M1 and M70 pipelines which are the primary crude gathering and transportation lines that supply PBF Energy’s Torrance refinery. The assets also include 11 pipeline stations with approximately one million barrels of combined tankage and truck unloading capability at two of the stations. The Partnership has entered into a ten-year term transportation services agreement with a subsidiary of PBF Energy containing minimum volume throughput commitments (“MVCs”) of approximately 50,000 barrels per day for the Northern logistics system and MVCs of approximately 70,000 barrels per day for the Southern logistics system and the usage of certain tanks.

PBF Logistics Announces Increased Quarterly Distribution
The board of directors of PBF Logistics GP LLC, the Partnership’s general partner, declared a regular quarterly cash distribution of $0.44 per common unit. The distribution is payable on November 22, 2016, to unitholders of record at the close of business on November 8, 2016.

This release is intended to be a qualified notice to nominees under Treasury Regulations Section 1.1446-4(b). All of the Partnership’s distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, the Partnership’s distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate.

Non-GAAP Financial Measures
This earnings release, and the discussion during the management conference call, may include references to non-GAAP financial measures including, but not limited to, EBITDA, EBITDA attributable to PBFX and distributable cash flow. PBFX’s management believes that non-GAAP financial measures provide useful information about the Partnership’s operating performance, financial results and the amount of cash generated by the Partnership’s operations and the amount available for distribution to its unitholders. However, these measures have important limitations as analytical tools and should not be viewed in isolation or considered as alternatives for, or superior to, comparable GAAP financial measures. PBFX’s non-GAAP financial measures may also differ from similarly named measures used by other companies. See the accompanying tables and footnotes in this release for additional information on the non-GAAP financial measures used in this release and reconciliations to the most directly comparable GAAP measures.

Conference Call Information
The Partnership’s senior management will host a conference call and webcast regarding quarterly results and other business matters on Friday, October 28, 2016, at 11:00 a.m. ET. The call can also be heard by dialing (888) 632-3384 or (785) 424-1675, conference ID: PBFXQ316. The audio replay will be available two hours after the end of the call through November 13, 2016, by dialing (800) 283-4595 or (402) 220-0873. The call is being webcast and can be accessed on the Partnership’s website, http://www.pbflogistics.com.

Forward-Looking Statements
This press release contains forward-looking statements (as that term is defined under the federal securities laws) made by the Partnership and its management. Such statements are based on current expectations, forecasts and projections, including, but not limited to, anticipated financial and operating results, plans, objectives, expectations and intentions that are not historical in nature. Forward-looking statements should not be read as a guarantee of future performance or results, and may not necessarily be accurate indications of the times at, or by which, such performance or results will be achieved. Forward-looking statements are based on information available at the time, and are subject to various risks and uncertainties, including risks relating to the securities markets generally, the impact of adverse market conditions impacting PBFX’s logistics and other assets and other risks inherent in PBFX’s business. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see PBFX’s filings with the Securities and Exchange Commission including the Annual Report on Form 10-K. Forward-looking statements reflect information, facts and circumstances only as of the date they are made. The Partnership assumes no responsibility or obligation to update forward-looking statements except as may be required by law.

PBF Logistics LP
PBF Logistics LP, headquartered in Parsippany, New Jersey, is a fee-based, growth-oriented master limited partnership formed by PBF Energy Inc. to own or lease, operate, develop and acquire crude oil and refined petroleum products terminals, pipelines, storage facilities and similar logistics assets.

###
Contacts:
Colin Murray (investors)
ir@pbfenergy.com
Tel: 973.455.7578

Michael C. Karlovich (media)
mediarelations@pbfenergy.com
Tel: 973.455.8994

Results of Operations (Unaudited)
Factors Affecting Comparability
The following tables present our results of operations, related operational information, and reconciliations of net income and net cash provided by operating activity to EBITDA and distributable cash flows (both as defined below) of PBFX for the three and nine months ended September 30, 2016 and 2015.  The financial information presented contains the financial results of PBFX, Delaware City Products Pipeline and Truck Rack (as defined below) prior to our acquisition on May 14, 2015 and Torrance Valley Pipeline (as defined below) prior to our acquisition on August 31, 2016.
On May 14, 2015, we acquired from PBF Energy Company LLC (“PBF LLC”) a 23.4 mile, 16-inch interstate petroleum products pipeline with capacity in excess of 125,000 barrels per day (“bpd”) (the “Delaware City Products Pipeline”) and a 15-lane, 76,000 bpd capacity truck loading rack (the “Delaware City Truck Rack”) located at PBF Holding’s Delaware City, Delaware refinery. The Delaware City Products Pipeline and the Delaware City Truck Rack are collectively referred to as the “Delaware City Products Pipeline and Truck Rack.” The Delaware City Products Pipeline is the only asset that recorded revenue for transactions with PBF Energy prior to our acquisition.
On August 31, 2016, our wholly-owned subsidiary, PBFX Operating Company LP (“PBFX Op Co”), acquired from PBF LLC a 50% equity interest in Torrance Valley Pipeline Company LLC (“TVPC”), with the other 50% equity interest owned by a subsidiary of PBF LLC, TVP Holding Company LLC (“TVP Holding”) (the “TVPC Acquisition”). TVPC owns the 189 mile San Joaquin Valley Pipeline system with capacity of approximately 110,000 bpd (the “Torrance Valley Pipeline”), which supports PBF Holding's Torrance refinery. The Torrance Valley Pipeline consists of the M55, M1 and M70 pipeline systems, including 11 pipeline stations with storage capacity and truck unloading capability at two of the stations. We consolidate the financial results of TVPC, and record a noncontrolling interest for the 50% economic interest in TVPC held by TVP Holding.
The Delaware City Products Pipeline and Truck Rack and Torrance Valley Pipeline acquisitions were transfers between entities under common control. These transactions are collectively referred to as “Acquisitions from PBF.” The Torrance Valley Pipeline was acquired by PBF Energy on July 1, 2016 in connection with the acquisition of the Torrance refinery and related logistical assets and was not operated by PBF Energy prior to its acquisition. Accordingly, the financial information contained herein has been adjusted in the current quarter to include the historical results of the Torrance Valley Pipeline prior to the acquisition by PBFX from July 1, 2016 through August 31, 2016. We present the historical results of the Torrance Valley Pipeline prior to our acquisition in the following tables as “Torrance Valley Pipeline Company LLC.”
On April 29, 2016, our wholly-owned subsidiary, PBF Logistics Products Terminals LLC (“PLPT”), purchased four refined product terminals (the “East Coast Terminals”), including a storage facility to service the East Coast Terminals, from an affiliate of Plains All American Pipeline, L.P. (the “Plains Asset Purchase”) which has subsequently generated third party revenues. Prior to the Plains Asset Purchase, we did not record third-party revenue, except for third party revenue generated by the Delaware City Products Pipeline prior to August 2013. Additionally, our results may not be comparable to prior periods due to additional revenue, operating and maintenance expense and general and administrative expense associated with the East Coast Terminals.
As a result of the factors above, the information included in the following tables is not necessarily comparable on a year-over-year basis.

Non-GAAP Financial Measures
We define EBITDA as net income (loss) before interest expense, income tax expense, depreciation and amortization expense. We define EBITDA attributable to PBFX as net income (loss) attributable to PBFX before net interest expense, income tax expense, depreciation  and amortization expense attributable to PBFX, which excludes the results of Acquisitions from PBF prior to the effective dates of such transactions. We define distributable cash flow as EBITDA attributable to PBFX plus non-cash unit-based compensation expense, less net cash paid for interest, maintenance capital expenditures and income taxes. Distributable cash flow will not reflect changes in working capital balances. We use distributable cash flow to calculate a measure we refer to as our coverage ratio. Our coverage ratio is distributable cash flow divided by total distribution declared. EBITDA, EBITDA attributable to PBFX and distributable cash flow are not financial measures prescribed by U.S. generally accepted accounting principles (“GAAP”).
While EBITDA, EBITDA attributable to PBFX and distributable cash flow are not financial measures prescribed by U.S. GAAP (“non-GAAP”), they are supplemental financial measures that management and external users of our consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:

•	our operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to historical cost basis or, in the case of EBITDA, financing methods;

•	the ability of our assets to generate sufficient cash flow to make distributions to our unitholders;

•	our ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.
We believe that the presentation of EBITDA and EBITDA attributable to PBFX provides useful information to investors in assessing our financial condition and results of operations. EBITDA, EBITDA attributable to PBFX and distributable cash flow should not be considered alternatives to net income, operating income, cash from operations or any other measure of financial performance or liquidity presented in accordance with GAAP. EBITDA, EBITDA attributable to PBFX and distributable cash flow have important limitations as analytical tools because they exclude some but not all items that affect net income and net cash provided by operating activities.
We believe that the presentation of distributable cash flow provides useful information to investors as it is a widely accepted financial indicator used by investors to compare partnership performance, as it provides investors with an enhanced perspective of the operating performance of our assets and the cash our business is generating. EBITDA, EBITDA attributable to PBFX and distributable cash flow are reconciled to their most directly comparable financial measures calculated and presented in accordance with GAAP.
These non-GAAP financial measures should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Our definitions of these non-GAAP financial measures may not be comparable to similarly titled measures of other partnerships, because they may be defined differently by other partnerships in our industry, thereby limiting their utility.

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except unit and per unit data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015

Revenue: (a)
Affiliate	$43,842	$37,082	$118,356	$104,796
Third-Party	4,591	—	7,285	—
Total revenue	48,433	37,082	125,641	104,796

Costs and expenses:
Operating and maintenance expenses (a)	12,814	4,963	26,555	18,165
General and administrative expenses	4,419	3,007	13,893	9,798
Depreciation and amortization expense	5,140	1,649	8,922	4,919
Total costs and expenses	22,373	9,619	49,370	32,882

Income from operations	26,060	27,463	76,271	71,914

Other expense:
Interest expense, net	(7,280)	(6,757)	(21,298)	(13,174)
Amortization of loan fees	(416)	(423)	(1,261)	(891)
Net income	18,364	20,283	53,712	57,849
Less: Net (loss) income attributable to Predecessor	(4,131)	—	(4,131)	1,274
Less: Net income attributable to noncontrolling interest	1,621	—	1,621	—
Net income attributable to the Partnership	$20,874	$20,283	$56,222	$56,575

Net income per limited partner unit:
Common units - basic	$0.50	$0.59	$1.44	$1.68
Common units - diluted	0.50	0.59	1.44	1.68
Subordinated units - basic and diluted	0.50	0.59	1.45	1.68

Weighted-average limited partner units outstanding:
Common units - basic	23,492,796	18,455,575	21,094,154	17,784,133
Common units - diluted	23,571,691	18,455,575	21,103,919	17,784,133
Subordinated units - basic and diluted	15,886,553	15,886,553	15,886,553	15,886,553

Cash distributions declared per unit	$0.44	$0.39	$1.29	$1.11

See Footnotes to Earnings Release Tables

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except unit and per unit data)

	Three Months Ended September 30, 2016
	PBF Logistics LP	Torrance Valley Pipeline Company LLC	Consolidated Results

Revenue:
Affiliate	$43,842	$—	$43,842
Third-party	4,591	—	4,591
Total revenue	48,433	—	48,433

Costs and expenses:
Operating and maintenance expenses	10,818	1,996	12,814
General and administrative expenses	4,066	353	4,419
Depreciation and amortization	3,358	1,782	5,140
Total costs and expenses	18,242	4,131	22,373

Income (loss) from operations	30,191	(4,131)	26,060

Other expense:
Interest expense, net	(7,280)	—	(7,280)
Amortization of loan fees	(416)	—	(416)
Net income (loss)	22,495	(4,131)	18,364
Less: Net loss attributable to Predecessor	—	(4,131)	(4,131)
Less: Net income attributable to noncontrolling interest	1,621	—	1,621
Net income attributable to the Partnership	$20,874	$—	$20,874

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except unit and per unit data)

	Nine Months Ended September 30, 2016
	PBF Logistics LP	Torrance Valley Pipeline Company LLC	Consolidated Results

Revenue:
Affiliate	$118,356	$—	$118,356
Third-party	7,285	—	7,285
Total revenue	125,641	—	125,641

Costs and expenses:
Operating and maintenance expenses	24,559	1,996	26,555
General and administrative expenses	13,540	353	13,893
Depreciation and amortization	7,140	1,782	8,922
Total costs and expenses	45,239	4,131	49,370

Income (loss) from operations	80,402	(4,131)	76,271

Other expense:
Interest expense, net	(21,298)	—	(21,298)
Amortization of loan fees	(1,261)	—	(1,261)
Net income (loss)	57,843	(4,131)	53,712
Less: Net loss attributable to Predecessor	—	(4,131)	(4,131)
Less: Net income attributable to noncontrolling interest	1,621	—	1,621
Net income attributable to the Partnership	$56,222	$—	$56,222

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
KEY OPERATING AND FINANCIAL INFORMATION
(Unaudited, amounts in thousands except as indicated)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015

Transportation and Terminaling Segment
Terminals
Total throughput (bpd) (b)(d)	154,466	88,044	158,789	110,192
Lease tank capacity (average lease capacity barrels per month)	2,036,599	N/A	2,045,556	N/A
Pipelines
Total throughput (bpd) (b)(d)	130,063	38,844	128,434	45,401
Lease tank capacity (average lease capacity barrels per month)	1,475,619	N/A	1,475,619	N/A

Storage Segment
Storage capacity reserved (average shell capacity barrels per month)	3,654,916	3,545,620	3,628,037	3,570,929

Cash Flow Information:
Net cash provided by (used in):
Operating activities	$25,776	$25,401	$68,619	$63,389
Investing activities	73,528	(964)	71,250	(485)
Financing activities	(104,916)	(12,861)	(114,276)	(58,833)
Net change in cash	$(5,612)	$11,576	$25,593	$4,071

Other Financial Information:
EBITDA attributable to PBFX (c)	$31,482	$29,112	$85,475	$75,296
Distributable cash flow (c)	$25,073	$22,208	$66,558	$63,575
Quarterly distribution declared per unit (e)	$0.44	$0.39	$1.29	$1.11
Distribution: (e)
Common units - public	$10,489	$6,376	$27,029	$18,149
Common units - PBF LLC	1,132	1,003	3,319	2,856
Subordinated units - PBF LLC	6,990	6,196	20,493	17,634
IDR holder - PBF LLC	1,125	354	2,765	535
Total distribution	$19,736	$13,929	$53,606	$39,174
Coverage ratio (c)	1.27x	1.59x	1.24x	1.62x
Capital expenditures (f)	$2,625	$962	$103,027	$1,182

See Footnotes to Earnings Release Tables

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
KEY OPERATING AND FINANCIAL INFORMATION
(Unaudited, amounts in thousands except as indicated)

	September 30,	December 31,
Balance Sheet Information:	2016	2015

Cash, cash equivalents and marketable securities (g)	$104,262	$252,936
Property, plant and equipment, net	592,851	145,548
Total assets	735,414	422,902
Total debt (g)	571,258	599,635
Total liabilities	597,665	608,577
Partners’ equity	(38,518)	(185,675)
Noncontrolling interest (h)	176,267	—
Total liabilities and equity	735,414	422,902

See Footnotes to Earnings Release Tables

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
TO EBITDA AND DISTRIBUTABLE CASH FLOW
(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015

Reconciliation of net income to EBITDA and distributable cash flow (c):
Net income	$18,364	$20,283	$53,712	$57,849
Interest expense, net	7,280	6,757	21,298	13,174
Amortization of loan fees	416	423	1,261	891
Depreciation and amortization	5,140	1,649	8,922	4,919
EBITDA	31,200	29,112	85,193	76,833
Less: Predecessor EBITDA	(2,349)	—	(2,349)	1,537
Less: Noncontrolling interest EBITDA (h)	2,067	—	2,067	—
EBITDA attributable to PBFX	31,482	29,112	85,475	75,296
Non-cash unit-based compensation expense	963	815	3,673	2,428
Interest expense, net	(7,280)	(6,757)	(21,298)	(13,187)
Maintenance capital expenditures	(92)	(962)	(1,292)	(962)
Distributable cash flow	$25,073	$22,208	$66,558	$63,575

Reconciliation of net cash provided by operating activities to EBITDA and distributable cash flow (c):
Net cash provided by operating activities	$25,776	$25,401	$68,619	$63,389
Change in current assets and liabilities	(893)	(2,231)	(1,051)	2,698
Interest expense, net	7,280	6,757	21,298	13,174
Non-cash unit-based compensation expense	(963)	(815)	(3,673)	(2,428)
EBITDA	31,200	29,112	85,193	76,833
Less: Predecessor EBITDA	(2,349)	—	(2,349)	1,537
Less: Noncontrolling interest EBITDA (h)	2,067	—	2,067	—
EBITDA attributable to PBFX	31,482	29,112	85,475	75,296
Non-cash unit-based compensation expense	963	815	3,673	2,428
Interest expense, net	(7,280)	(6,757)	(21,298)	(13,187)
Maintenance capital expenditures	(92)	(962)	(1,292)	(962)
Distributable cash flow	$25,073	$22,208	$66,558	$63,575

See Footnotes to Earnings Release Tables

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
SEGMENT FINANCIAL INFORMATION
(Unaudited, in thousands)

	Three Months Ended September 30, 2016
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Revenues (a)	$42,951	$5,482	$—	$48,433
Depreciation and amortization expense	4,545	595	—	5,140
Income (loss) from operations	28,144	2,335	(4,419)	26,060
Interest expense, net and amortization of loan fees	—	—	7,696	7,696
Capital expenditures	2,533	92	—	2,625

	Three Months Ended September 30, 2015
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Revenues (a)	$31,764	$5,318	$—	$37,082
Depreciation and amortization expense	980	669	—	1,649
Income (loss) from operations	27,715	2,755	(3,007)	27,463
Interest expense, net and amortization of loan fees	—	—	7,180	7,180
Capital expenditures	5	957	—	962

	Nine Months Ended September 30, 2016
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Revenues (a)	$109,315	$16,326	$—	$125,641
Depreciation and amortization expense	7,092	1,830	—	8,922
Income (loss) from operations	82,414	7,750	(13,893)	76,271
Interest expense, net and amortization of loan fees	—	—	22,559	22,559
Capital expenditures (f)	101,735	1,292	—	103,027

	Nine Months Ended September 30, 2015
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Revenues (a)	$88,727	$16,069	$—	$104,796
Depreciation and amortization expense	2,964	1,955	—	4,919
Income (loss) from operations	73,138	8,574	(9,798)	71,914
Interest expense, net and amortization of loan fees	—	—	14,065	14,065
Capital expenditures	225	957	—	1,182

	Balance at September 30, 2016
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Total assets	$575,443	$56,564	$103,407	$735,414

	Balance at December 31, 2015
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Total assets	$112,826	$56,846	$253,230	$422,902

See Footnotes to Earnings Release Tables

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
FOOTNOTES TO EARNINGS RELEASE TABLES
(Unaudited, in thousands, except per unit data)

(a)
See discussion of the factors affecting comparability noted on page 4. Our results of operations may not be comparable to the historical results of operations for the reasons described below:

Revenues - Delaware City Products Pipeline was the only asset that recorded revenue for transactions with PBF Energy prior to our acquisitions of the Delaware City Products Pipeline and Truck Rack from PBF LLC, as discussed under “Factors Affecting Comparability.” Commercial agreements with PBF Energy for the Delaware Products Pipeline and Truck Rack commenced subsequent to our acquisition on May 14, 2015.

On April 29, 2016, our wholly-owned subsidiary, PLPT, purchased the East Coast Terminals, which has subsequently generated third party revenues. Prior to the Plains Asset Purchase, we did not record third-party revenue, except for third party revenue generated by Delaware City Products Pipeline prior to August 2013. Additionally, our results may not be comparable due to additional revenue associated with the East Coast Terminals subsequent to the close of the acquisition.

The Torrance Valley Pipeline was acquired by PBF Energy on July 1, 2016 in connection with the acquisition of the Torrance refinery and related logistical assets and was not operated by PBF Energy prior to its acquisition. Accordingly, the financial information contained herein has been adjusted in the current quarter to include the historical results of the Torrance Valley Pipeline prior to our acquisition from July 1, 2016 through August 31, 2016. Commercial agreements with PBF Energy for the Torrance Valley Pipeline commenced subsequent to our acquisition on August 31, 2016. As a result, our revenues are not comparative to prior periods.

Operating expenses - As a result of the Plains Asset Purchase and the TVPC Acquisition, our operating expenses are not comparative to prior periods due to expenses associated with these acquisitions.

(b)	Calculated as the sum of the average throughput per day for each Terminal and Pipeline asset for the periods presented.

(c)	See “Non-GAAP Financial Measures” on page 5 for definitions of EBITDA, EBITDA attributable to PBFX, distributable cash flow and coverage ratio.

(d)
Operating information pertains to assets which are included in the Transportation and Terminaling segment. Throughput information reflects activity subsequent to execution of the commercial agreements in connection with the acquisition of the Torrance Valley Pipeline and the Delaware City Products Pipeline and Truck Rack from PBF and activity subsequent to the Plains Asset Purchase, with the exception of the Delaware City Products Pipeline which recognized revenue prior to our acquisition.

(e)	On October 28, 2016, we announced a quarterly cash distribution of $0.44 per common unit for the third quarter of 2016.

(f)	Capital expenditures include the Plains Asset Purchase of $98,373 for the nine months ended September 30, 2016.

(g)
Management also utilizes net debt as a metric in assessing our leverage. Net debt is a non-GAAP measure calculated by subtracting cash and cash equivalents and marketable securities from total debt. We believe this measurement is also useful to investors since our marketable securities fully collateralize our Term Loan and we have the ability to and may decide to use a portion of our cash and cash equivalents to retire or pay down our debt. This non-GAAP financial measure should not be considered in isolation or as a substitute for analysis of our debt levels as reported under GAAP. Our definition of net debt may not be comparable to similarly titled measures of other partnerships, because it may be defined differently by other partnerships in our industry, thereby limiting its utility. Our net debt as of September 30, 2016 and December 31, 2015 was $466,996 and $346,699, respectively.

(h)
Our subsidiary, PBFX Op Co, holds a 50% controlling interest in TVPC, with the other 50% interest in TVPC owned by TVP Holding, an indirect subsidiary of PBF Holding. PBFX Op Co is also the sole managing member of TVPC. We, through our ownership of PBFX Op Co, consolidate the financial results of TVPC, and record a noncontrolling interest for the economic interest in TVPC held by TVP Holding. Noncontrolling interest on the consolidated statements of operations includes the portion of net income or loss attributable to the economic interest in TVPC held by TVP Holding. Noncontrolling interest on the condensed consolidated balance sheets includes the portion of net assets of TVPC attributable to TVP Holding.